Exhibit 10.1

2013 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2013 (effective July 1, 2013) are as follows:

Name	Title	Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$510,000
Robin G. Seim	Executive Vice President, Finance, Administration and Manufacturing and Chief Financial Officer	$288,000
J. Christopher Drew	Executive Vice President, Field Operations	$316,000
Marga Ortigas-Wedekind	Executive Vice President, Global Marketing and Product Development	$288,000
Nhat Ngo	Executive Vice President, Strategy and Business Development	$268,000
Dan S. Johnston	Executive Vice President and General Counsel	$266,000